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                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 4, 1996



                     DALLAS GOLD AND SILVER EXCHANGE, INC.
                     -------------------------------------
             (Exact name of registrant as specified in its charter)




                                     NEVADA
                                     ------
                 (State or other jurisdiction of incorporation)




        1-11048                                            88-0097334
        -------                                            ----------
(Commission file number)                    (IRS employer identification number)





                     2817 Forest Lane, Dallas, Texas 75234
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                    (Address of principal executive office)





Registrant's telephone number, including area code: (214)484-3662
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ITEM 5. OTHER INFORMATION:

     On April 4, 1996 Dallas Gold And Silver Exchange, Inc.        (the
"Company") announced that it has entered into a financing and marketing agreement with A-Mark Precious Metals, Inc. ("A-Mark"). A-Mark, located in Santa Monica, California, is one of the largest privately owned companies in the United States. Under the terms of the agreement, A- Mark will finance the expansion of the Company's precious metals operations. A-Mark has agreed to consign to the Company a substantial quantity of precious metal products for retail and wholesale purposes and will provide financing to the Company for the purpose of purchasing precious metal products. In addition, the two companies plan to explore other opportunities to cooperate in enhancing the Company's position as a wholesaler and retailer of precious metals and related products.

     The agreement with A-mark is a continuation of the Company's efforts to provide wholesale and retail clients with the broadest range of methods to participate in the precious metals market. On March 29, 1996 the Company launched, what it believes, is the first live quotation service on the Internet for over 200 precious metals products. This activity is now combined with THE COMPUTER JEWELRY EXCHANGE and is located at http://www.dgse.com. The Company's presence on the Internet now includes a free live auction in diamonds, fine watches and other jewelry items and its new service that allows subscribers to access unlimited real-time quotations on gold, silver and platinum and over 200 popularly traded items from American Eagles to Krugerrands. The subscription service is available free for a limited trial period. After the trial period, subscribers can pay as little as $ 50.00 per year for unlimited continuously updated prices on the broadest array of precious metals products.

     This new service was developed after the impressive response received for the Company's COMPUTER JEWELRY EXCHANGE. Since the commencement of the live interactive auction market in December, 1995 over 50,000 visitors have logged onto the site and independent public bids have been received on all items listed for sale. The Company functions like a specialist in common stocks by making two-way markets in diamonds, jewelry and fine watches accommodating sellers and buyers in effecting and settling transactions.

     The Company's continues to explore opportunities to expand its specialty jewelry, precious metals and consumer loan operations through its presence on the Internet and in alternative distribution channels. The Company can be reached by e-mail at jewelry@cyberramp.net or at 800-347-3544.
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                                   SIGNATURE

In accordance with section 13 and 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           Dallas Gold And Silver Exchange, Inc.


Dated: April 4, 1996                       /s/ Dr. L.S. Smith
                                           -------------------------------------
                                           Dr. L.S. Smith
                                           Chairman of the Board